Exhibit No. 10.08c
MONRO MUFFLER BRAKE, INC.
1998 STOCK OPTION PLAN
AMENDMENT No. 3
dated as of September 26, 2007
     THIS AMENDMENT, dated as of September 26, 2007 (the “Amendment”) to the 1998 MONRO MUFFLER BRAKE EMPLOYEES’ INCENTIVE STOCK OPTION PLAN, as previously amended (the “1998 Employee Plan”).
     WHEREAS, Monro Muffler Brake, Inc. (the “Company”) maintains the 1998 Employee Plan to encourage and enable all eligible employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company’s common stock;
     WHEREAS, under Section 3.1 of the 1998 Employee Plan, the Compensation Committee of the Company’s Board of Directors (the “Board”) has the authority to administer the plan;
     WHEREAS, the Committee desires to permit certain holders under the 1998 Employee Plan to deliver shares of Common Stock as payment (or partial payment) of an option;
     NOW, THEREFORE, pursuant to and in exercise of the authority delegated by the Board to the Committee, the Committee provides as follows:
     RESOLVED, that, with respect to Non-qualified Stock Options (as defined under the 1998 Employee Plan) only, an option holder is permitted to deliver Common Stock as full or partial payment of the exercise price of such Options.